SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549

	FORM S-8

	 REGISTRATION STATEMENT UNDER THE
	SECURITIES ACT OF 1933

	MERCHANTS BANCSHARES, INC.
	(A DELAWARE CORPORATION)
	EMPLOYER IDENTIFICATION NO. 03-0287342

	164 College Street,  Burlington,  VT  05401
	Telephone:  (802) 658-3400

	Merchants Bancshares, Inc.
	1996 Compensation Plan for Non-Employee Directors
	(Full title of the plan)

	Jennifer L. Varin
	Merchants Bancshares, Inc.
	275 Kennedy Drive
	South Burlington VT  05403
	(Name and address of agent for service)

	(802) 658-3400

	(Telephone number of agent for service)


CALCULATION OF REGISTRATION FEE:
------------------------------------------------------------------------------
              		Proposed   Proposed
Title of        Maximum    Maximum
Securities      Amount     Offering        Aggregate       Amount of
To be           To Be      Price           Offering        Registration
Registered      Registered Per Share       Price           Fee

Common Stock    100,000    $26.50 *        $2,650,000      $803.03
$ 0.01 par value
per share

--
---------------------
  * This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. The above calculation is based on the offering of 100,000 shares at a purchase price of $26.50 per share, which purchase price is the average of the high ($27.00) and low ($26.00) prices of the Registrant's Common Stock as reported on the Nasdaq National Market on September 2, 1997. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the 1996 Compensation Plan for Non-Employee Directors described herein.

















MERCHANTS BANCSHARES, INC.

INDEX TO FORM S-8

ITEM    PAGE
PART I

Item 1 -  Plan Information.
	Not required to be filed with the Commission pursuant to Rule 424 (Sec. 230.424).

Item 2 - Registrant Information and Employee Plan
	Annual Information.
	Not required to be filed with the Commission pursuant to Rule 424 (Sec. 230.424).

PART II

Item 3 - Incorporation of Documents by Reference        1

Item 4 - Description of Securities      1

Item 5 - Interests of Experts and Named Counsel 1

Item 6 - Indemnification of Directors and Officers      1-2

Item 7 - Exemption from Registration Claimed    2

Item 8 - Exhibits       2-3

Item 9 - Undertakings   3

Signatures      4-5






ITEM 3:  Incorporation of Documents by Reference:

    The following documents filed by Merchants Bancshares, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's prospectus, dated April 27, 1987, as filed with the SEC on April 27, 1987, pursuant to Rule 424(b) of the Securities Act of 1933, as amended; (2) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form S-4 (Registration No. 33-16039), filed with the SEC on September 14, 1983, and under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4:  Description of Securities:
     A description of the Registrant's Common Stock to be offered pursuant to this registration statement is not provided herein because the Registrant's Common Stock is registered under Section
12 of the Exchange Act.


ITEM 5:  Interests of Named Experts and Counsel:
     Neither the Registrant's independent auditors, Arthur Andersen LLP nor any individual employed by or associated with such firm in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or was connected with the Registrant as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.


ITEM 6:  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Restated Certificate of Incorporation of the Registrant and the Amended By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities law.

ITEM 7: Exemption from Registration:  Not applicable.

ITEM 8:  Exhibits
     The following exhibits are part of this Registration
Statement:

     4.1  Restated Certificate of Incorporation of the Registrant
(Incorporated by reference to Exhibit B to Pre-Effective
Amendment No. 1  to the Registrant's Definitive Proxy
Statement for the Annual meeting of the Stockholders of the Registrant), filed on April 25, 1987.

    4.2   Amended By-Laws of the Registrant, filed on April 25,
1987 as Exhibit C to the Registrant's Proxy Statement.

     5    Opinion and Consent of Bingham, Dana & Gould LLP as to
the legality of the securities registered.

   23.1   Consent of Bingham, Dana and Gould LLP included in
Exhibit 5.

   23.2   Consent of Arthur Andersen LLP.

   10.1  1996 Compensation Plan for Non-Employee Directors.



ITEM 9:  Undertakings:
     The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




MERCHANTS BANCSHARES, INC.

	FORM S-8

	AUGUST 28, 1997

	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South Burlington, State of Vermont, on August 28, 1997



Merchants Bancshares, Inc.
/s/ Joseph L. Boutin
Joseph L. Boutin, President




























    Pursuant to the requirements of the Securities Act of 1933, the directors have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on August 28, 1997.

1996 Compensation Plan for Non-Employee Directors


/s/ Raymond C. Pecor, Jr.                       /s/Joseph L. Boutin
Raymond C. Pecor, Jr.                           Joseph L. Boutin
Chairman of the Board                           President and CEO


/s/ Peter A. Bouyea                             __________________
Peter A. Bouyea                                 Charles A. Davis
Director                                        Director


/s/ Jeffrey L. Davis                            /s/ Michael G. Furlong
Jeffrey L. Davis                                Michael G. Furlong
Director                                        Director


/s/ Leo O'Brien, Jr.                             /s/ Patrick S. Robins
Leo O'Brien, Jr                                 Patrick S. Robins
Director                                        Director


/s/ Benjamin F. Schweyer                        /s/ Robert A. Skiff
Benjamin F. Schweyer                            Robert A. Skiff
Director                                        Director


/s/ Janet P. Spitler
Janet P. Spitler
Vice President and Treasurer












			 EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION OF DOCUMENTS

	4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit B to Pre-Effective Amendment
No. 1 to the Registrant's Definitive Proxy Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987).

	4.2 Amended By-Laws of the Registrant, (Incorporated by reference to Exhibit C to the Registrant's Definitive Proxy
Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987.

	5       Opinion and Consent of Bingham, Dana & Gould LLP as to the
legality of the securities being registered.

	10.1    1996 Compensation Plan for Non-Employee Directors.

  23.1  Consent of Bingham, Dana & Gould, LLP included in
Exhibit 5.

  23.2  Consent of Arthur Andersen LLP.





EXHIBIT 5
September 2, 1997

Merchants Bancshares, Inc.
275 Kennedy Drive
Burlington VT  05403

      Re:  Registration Statement on Form S-8
	   Under the Securities Act of 1933, as Amended
	   --------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Merchants Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about September 3, 1997 (the "Registration Statement").

     The Registration Statement covers the registration of 100,000 shares of common stock, $0.01 par value per share, of the Company (the "Shares"), which may be issued by the Company pursuant to the Company's 1996 Compensation Plan for Non-Employee
Directors (the "Plan").

     We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Plan and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We further assume that all Shares issued under the Plan will be issued in accordance with the terms of the Plan.

     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered pursuant to the Plan will be validly issued, fully paid, and non-assessable.


     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

			       Very truly yours,



			       /s/ BINGHAM, DANA & GOULD LLP




EXHIBIT 23.2

	CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration
Statement pursuant to Merchants Bancshares, Inc. 1996 Compensation Plan for Non-Employee Directors of our report dated January 16, 1997 incorporated by reference in the Form 10-K of Merchants Bancshares, Inc. for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



				/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 27, 1997



EXHIBIT 10.1


MERCHANTS BANCSHARES, INC.
1996 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS




TABLE OF CONTENTS

	SECTION 1        PURPOSE
	1.1     Purpose

	SECTION 2       ADMINISTRATION
	2.1     Management Committee

	SECTION 3       PARTICIPATION
	3.1     Participating Directors

	SECTION 4       DEFERRED COMPENSATION
	4.1     Maximum Number of Shares
	4.2     Adjustment to Number of Shares

	SECTION 5       COMPENSATION
	5.1     Amount of Compensation
	5.2     Compensation Election
	5.3     Plan Year

	SECTION 6       DEFERRED COMPENSATION
	6.1     Deferred Common Stock

	SECTION 7       GENERAL PROVISIONS
	7.1     Issuance of Common Stock
	7.2     Unfunded Obligation
	7.3     Beneficiary; Family Transfer
	7.4     Permanent Disability
	7.5     Nonassignment
	7.6     Termination and Amendment
	7.7     Applicable Law
	7.8     Effective Date and Term of the Plan
	7.9     Compliance With Rule 16b-3 of the Exchange Act





MERCHANTS BANCSHARES, INC.
1996 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

SECTION 1  PURPOSE
1.1 Purpose
	The name of the Plan shall be the Merchants Bancshares, Inc. l996 Compensation Plan for Non-Employee Directors (the "Plan").
The purpose of the Plan is to provide a compensation program for non-employee directors ("Participating Directors") of Merchants Bancshares, Inc. (the "Company") that will attract and retain highly qualified individuals to serve as members of the Company's board of directors (the "Board"). The Plan Participating
Directors are to receive their Compensation for service on the
Board in the form of cash, shares of Company common stock, par value $0.01 per share, subject to restrictions as described
below, ("Common Stock") or any combination of the foregoing. For purposes of the Plan, the term "Compensation" shall mean any and all fees earned by a Participating Director for each regular or special meeting and for any committee meetings attended.
SECTION 2 ADMINISTRATION
2.1 Management Committee
	Subject to Section 7.7, the Plan shall be administered by a management committee (the "Committee") consisting of the Chief Executive Officer of the Company and such other senior officers as the Chief Executive Officer shall designate. The Committee shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other
action necessary for the administration of the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive and shall be binding upon all Directors.
SECTION 3  PARTICIPATION
3.1 Participants
	Each person who is a non-employee Director of the Company,
or of its subsidiary The Merchants Bank (the "Bank"), on the
Effective Date (as defined below) of the Plan shall become a Participating Director on the Effective Date. Any other individual shall become a Participating Director immediately upon becoming a Director of the Company or the Bank.
SECTION 4  DEFERRED COMPENSATION
4.1 Maximum Number of Shares
	Subject to Section 4.2, the maximum number of shares of
Common Stock which may at any time be awarded under the Plan is 100,000 shares of Common Stock. Awards may be made from shares held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Committee.
4.2 Adjustment to Number of Shares
	In the event of a recapitalization, stock split,
stock dividend, exchange of shares, merger, reorganization,
change in corporate structure or shares of the Company or similar event, the Board, upon recommendation of the Committee, may make appropriate adjustments to the number of shares (i) authorized for the Plan, and (ii) allocated under the Stock Election (as defined in Section 6).
SECTION 5  COMPENSATION
5.1 Amount of Compensation
	Each Director's compensation ("Compensation") shall be determined in accordance with the Company's by-laws and shall be paid, unless deferred pursuant to Section 6, according to the ordinary practices of the Company (the "Payment Date"), unless otherwise determined by the Committee.
5.2 Compensation Election
	Prior to each Plan Year (as defined below) and subject to
such deadlines as may be established by the Committee from time to time, each Participating Director may elect to receive all or any portion of his or her compensation for such Year in the form of shares of common stock subject to the restrictions described in Section 6 below (a "Stock Election"), provided that a Stock Election may not be made so as to apply to any fractional share.
If no election is received by the Company, the Participating
Director shall be deemed to have made an election to receive his or her Compensation in undeferred cash. An election under this
Section 5.2 shall be irrevocable and shall apply to the
Compensation earned during the Plan Year (as defined below) for which the election is effective.
5.3 Plan Year
	The term "Plan Year" shall mean the calendar year, except
that the first Plan year shall begin on July 1, 1997 and shall end on December 31, 1997.
SECTION 6  STOCK ELECTION
6.1 Deferred Common Stock
	(a) If a Participating Director makes a Stock Election, then the day on which he or she would have received cash in the absence of such election shall be a "Measurement Date."  On
each Measurement Date, the Committee or its delegate shall
calculate the number of shares of Common Stock ("Shares") by:
		(i) dividing the cash the Participating Director would have received on such date by the "Per Share Price", as defined below (the number of Shares so determined being the "Basic
Shares"), and
		(ii) multiplying the number of Basic Shares by the "Risk Premium", as defined below, rounding any fractional Share thus determined up to the nearest whole number (the number of
Shares so determined being the "Pay-Out Shares").
	On the Measurement Date, the Pay-out Shares shall be issued
or otherwise transferred to the Participating Director or to a trustee, via ledger transfer or such other method as is determined by the Committee, or may be set aside as an unfunded obligation to deliver shares in the future, subject to the restriction that the Participating Director may not sell,
transfer or otherwise dispose of the Shares, except as provided in Section 7.3 below, prior to the fifth anniversary of the
applicable Measurement Date. Shares subject to such an election shall, until such fifth anniversary, be hereinafter referred to as "Restricted Shares."
	For example, if a Participating Director who is otherwise entitled to cash fees of $900 on September 1, 1997 has made a
Stock Election with respect to the entire amount of the fee, and if the Per Share Price is then $18, and the Committee has
declared a Risk Premium of 1.2 for that Plan Year, then the
Director shall receive 60 Restricted Shares (($900/18) x 1.2), which cannot be sold or otherwise transferred by the
Participating Director until September 1, 2002.
	(b) For purposes of this Section 6,
		(i) the "Per Share Price" on any Measurement Date shall mean the price at the close of trading on that day, and
		(ii) the "Risk Premium" applicable during any Plan Year, shall be a number, no less than 1.0 and no greater than
1.25, determined prior to the applicable Plan Year by the
Committee both to reflect the investment and other risks assumed by the Participating Director in making the Stock Election and to provide a reasonable inducement to the Director for making such election.
	To the extent the number of Shares issued or otherwise transferred to a Participating Director on any Measurement Date exceeds the number of Basic Shares, because of the application of a Risk Premium greater than 1.0, such excess Shares shall be referred to as "Risk Premium Shares".
	(c) Notwithstanding the transfer restrictions provided
above, a Participating Director shall at all times enjoy full voting and dividend rights in respect of Shares which have been issued or otherwise transferred to the Participating Director as a result of a Stock Election, provided that any Share or other security of the Company or the Bank which is issued or otherwise transferred to the Participating Director as a dividend on or other distribution in regard to a Restricted Share (a
"Distributed Security") shall be subject to the same
restriction on transfer that is applicable to such Restricted
Share.
	(d) If a Participating Director:
		(i) resigns his position voluntarily without the consent of a majority of the remaining members of the Board, or
		(ii) is forced to resign from the Board for "Cause"
as provided in the Company's By-Laws,
then, the Director shall forfeit all his or her Restricted Shares which are Risk Premium Shares, as well as any Distributed
Securities which derived from Risk Premium Shares.
	(e) If any Restricted Shares or Distributed Securities are actually delivered to the possession of the Participating
Director, they shall bear an appropriate legend.
	(f) The Committee, in its discretion, may accelerate the distribution of the Participating Director's Restricted Shares in
the event of the Participating Director's death or Permanent Disability, or upon its determination that the Participating
Director (or his or her Beneficiary in the case of his or her death) has incurred a severe financial hardship. The Committee in making its determination may consider such factors and require such information as it deems appropriate.

SECTION 7  GENERAL PROVISIONS
7.1 Issuance of Common Stock
	The Company shall not be required to issue any certificate for shares of Common Stock prior to:
	(a) obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, deems necessary or advisable;
	(b) listing the shares on any stock exchange on which the Common Stock may then be listed; or
	(c) completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.
	All certificates for shares of Common Stock delivered under the Plan also shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this paragraph shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.
7.2 Unfunded Obligation
	Any deferred amount to be paid to Participating Directors pursuant to the Plan is an unfunded obligation of the Company.
The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments that the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participating Director, or otherwise create any vested or beneficial interest in any Participating Director or the Participating Director's Beneficiary or the Participating Director's creditors in any assets of the Company whatsoever. The Participating Directors shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
7.3 Beneficiary; Family Transfer
	(a) Beneficiary. The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participating Director's death. The designation shall be on a form provided by the Committee, executed by the Participating Director, and delivered to the Committee.
	(b) Family Transfer. A Participating Director shall be entitled to convey his or her Restricted Shares to a spouse, parent, child, grandchild, other family member or dependent reasonably acceptable to the Company or to a Trust for the benefit of any such individual (in each case, a "Family
Transferee"), provided that:
		(i) the Family Transferee shall have delivered to the Company a voting trust document or other document satisfactory to the Company conveying to the Participating Director or the Company (or, if the Company is restricted from exercising a vote, to a trustee selected by the Company) all rights with respect to the voting of such Restricted Shares;
		(ii) such Family Transferee shall be subject to all the terms and conditions of any agreement as to the Restricted
Shares as would have been applicable to the Participating
Director from time to time;
		(iii) such Family Transferee has duly executed a copy of any agreement as to the Restricted Shares that has been executed by such Participating Director; and
		(iv) all references in this Plan and any agreement to the Participating Director shall apply to the Family Transferee with respect to the Restricted Shares so transferred.
	In connection with a divorce, decree of separate maintenance or other arrangement involving an adjustment of marital rights, if a Participating Director is required to transfer all or a portion of his Restricted Shares to his spouse, the Company shall have the right to purchase from the Participating Director all such Restricted Shares, unless the Participating Director files with the Company a copy, executed by his or her spouse, of any Agreement as to the Restricted Shares executed by the Participating Director, and an irrevocable proxy of unlimited duration, signed by his or her spouse, giving the Participating Director exclusive power to act on all matters concerning the Restricted Shares and this Plan.
7.4 Permanent Disability
	A Participating Director shall be deemed to have become disabled for purposes of the Plan if the Committee finds, upon the basis of medical evidence satisfactory to it, that the Participating Director is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further service to the Company or any of its subsidiaries and that such disability will be permanent and continuous during the remainder of the Participating Director's life.
7.5 Nonassignment
	The right of a Participating Director or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.
7.6 Termination and Amendment
	The Board may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions.
No amendment, suspension or termination may impair the right of a Participating Director or the Participating Director's designated Beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination. The Committee may amend the Plan, without Board approval, to ensure that the Company may obtain any regulatory approval or to accomplish any other reasonable purpose, provided that the Committee may not effect a change that would materially increase the cost of the Plan to the Company. Notwithstanding the foregoing, the Board and the Committee may not amend the Plan without the approval of the stockholders of the Company to: (i) materially increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially modify the eligibility for participation in the Plan, or (iii) otherwise materially increase the benefits accruing to the Participating Directors under the Plan.
	The Plan shall not be amended more than once every six months, other than to comport with changes in the Internal
Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.
7.7 Applicable Law
	The Plan shall be construed and governed in accordance with the laws of the State of Vermont.
7.8 Effective Date and Term of the Plan
	The Plan shall be effective as of May 22, 1997 (the
"Effective Date"), provided that the Plan is approved by the Company's stockholders within the earlier of the date the Company's next annual meeting of stockholders or twelve (12) months after the date the Plan is adopted by the Board. To the extent required for compliance with Section 16(b) of the Exchange
Act and rules promulgated thereunder, shares of Common Stock distributed to Participating Directors may not be sold until a date at least six (6) months after the date such stockholder approval is obtained, or if earlier, such other date allowed by
Section 16(b) of the Exchange Act or rules promulgated thereunder. The Plan shall terminate ten (10) years after the approval of the Plan by the stockholders of the Company.
7.9 Compliance With Rule 16b-3 of the Exchange Act
	The Company's intention is that, so long as any of the Company's equity securities are registered pursuant to Section
12(b) or 12(g) of the Exchange Act, with respect to awards of Common Stock, the Plan shall comply in all respects with Rule
16b-3 promulgated under Section 16(b) of the Exchange Act. If any
Plan provision is later found not to be in compliance with Rule
16b-3 of the Exchange Act, that provision shall be deemed modified as necessary to meet the requirements of Rule 16b-3.